EXHIBIT 21

SUBSIDIARIES OF THE BRINK’S COMPANY
AS OF FEBRUARY 22, 2010

(The subsidiaries listed below are owned 100%, directly or indirectly, by The Brink’s Company unless otherwise noted.)

Jurisdiction
Company	of Incorporation

The Pittston Company	Delaware
Glen Allen Development, Inc.	Delaware
Liberty National Development Company, LLC (32.5%)	Delaware
New Liberty Residential Urban Renewal Company, LLC (17.5%)	New Jersey
Pittston Services Group Inc.	Virginia
Brink’s Holding Company	Delaware
Brink’s, Incorporated (“BI”)	Delaware
Brink’s Antigua Limited (47%)	Antigua
Brink’s Document Destruction, LLC	New York
Brink’s Express Company	Illinois
Brink’s (Liberia) Inc. (98%)	Liberia
Security Services (Brink’s Jordan) Company Ltd (45%)	Jordan
Servicio Pan Americano de Protección S.A. (“Serpaprosa”) (20% by Trust,
BI is Settlor of Trust)	Mexico
Inmobiliaria, A.J., S.A. de C.V. (20%)	Mexico
Pid Logistica S.A. de C.V. (20%)	Mexico
Productos Panamericanos de Protección, S.A. de C.V. (20%)	Mexico
Operadora Especializada de Transportes, S.A. de C.V. (20%)	Mexico
Procesos Integrales en Distribución y Logística, S.A. de C.V. (20%)	Mexico
Brink’s St. Lucia Ltd. (26%)	St. Lucia
Brink’s Security International, Inc. (“BSI”)	Delaware
Brink’s Brokerage Company, Incorporated	Delaware
Brink’s C.l.S., Inc.	Delaware
Brink’s Global Services International, Inc.	Delaware
Brink’s Global Services KL, Inc.	Delaware
Brink’s Global Services USA, Inc.	Delaware
Brink’s International Management Group, Inc.	Delaware
Brink’s Network, Incorporated	Delaware
Brink’s Guarding Services, Inc.	Delaware
Brink’s Vietnam, Incorporated	Delaware
Brink’s Philippines, Inc.	Delaware
Brink’s Ukraine, Inc.	Delaware
Brink’s Argentina S.A.	Argentina
Brink’s Seguridad Corporativa S.A. (95%)	Argentina
Brink’s Asia Pacific Limited	Hong Kong
Brink’s Australia Pty Ltd	Australia
A.C.N. 081 163 108 Pty Ltd	Australia
Brink’s Belgium S.A.	Belgium
Cavalier Insurance Company Ltd.	Bermuda
Brink’s Global Services FZE	Dubai (UAE)
Brink’s EMEA SAS	France
Brink’s Beteiligungsgesellschaft mbH	Germany
Brink’s Transport & Service GmbH	Germany
Brink’s Deutschland GmbH	Germany
Brink’s Sicherheit GmbH	Germany
Security Consulting & Services GmbH	Germany
Brink’s Far East Limited	Hong Kong
Brink’s Arya India Private Limited (78%)	India
Brink’s Ireland Limited	Ireland
Brink’s Security Services Ireland Limited	Ireland
Brink’s Holdings Limited	Israel

Jurisdiction
Company	of Incorporation

Brink’s (Israel) Limited (70%)	Israel
Brink’s Diamond & Jewellery Services (International) (1993) Ltd.	Israel
Brink’s Global Services S.r.L.	Italy
Brink’s Japan Limited	Japan
Brink’s Luxembourg S.A.	Luxembourg
Brink’s Security Luxembourg S.A.	Luxembourg
BK Services S.a.r.l.	Luxembourg
Brink’s Global Services S.A. de C.V.	Mexico
Brink’s International, C.V. (“BICV”, BSI is General Partner)	Netherlands
Brink’s Chile, S.A. (74%, BICV is beneficial owner)	Chile
Brink’s de Colombia S.A. (58%, BICV is beneficial owner)	Colombia
Domesa de Colombia S.A. (59%)	Colombia
Procesos & Canje S.A. (58%)	Colombia
Sistema Integrado Multiple de Pago Electronicos S.A.
(“SIMPLE S.A.”)(14.5%)	Colombia
Brink’s Canada Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink’s Canada Limited	Canada
Brink’s-Team 3, B.V.	Netherlands
Centro Americana de Inversiones Balboa, C.A. (BICV is beneficial owner)	Panama
Hermes Transporte Blindados S.A. (36%)	Peru
Brink’s Dutch Holdings, B.V. (BICV is beneficial owner)	Netherlands
Brink’s Hellenic Holdings, B.V. (“BHH”)	Netherlands
Athena Marathon Holdings, B.V. (“AMH”)	Netherlands
Apollo Acropolis Holdings, B.V. (“AAH”)	Netherlands
Brink’s Bolivia S.A.	Bolivia
Hermes Delphi Holdings, B.V, (“HDH”)	Netherlands
Zeus Oedipus Holdings, B.V. (“ZOH”)	Netherlands
Brink’s Hellas Commercial S.A. – Information Technology Services
(“Brink’s Hellas SA”) (14.3% each BHH, AMH, AAH, HDH, ZOH,
Brink’s Dutch Holdings, B.V., Brink’s Canada Holdings, B.V.)	Greece
Brink’s Hermes Cash & Valuable Services S.A.
(“Brink’s Cash & Valuable Services SA”)	Greece
Brink’s Hermes Security Services SA (“Brink’s Security
Services S.A.”)	Greece
Brink’s Hermes Aviation Security Services S.A.
(“Brink’s Aviation Security Services S.A.”) (70%)	Greece
Hellenic Central Station SA - Reception & Processing
Centre of Electronic Signals (“Hellenic Central Station”)
(10%)	Greece
Brink’s C.L. Polska Sp.zo.o	Poland
Brink’s C.L. Hungaria Limited	Hungary
Brink’s RUS Holding B.V. (80%)	Netherlands
Limited Liability Company Brink’s Management (80%)	Russia
Limited Liability Company Brink’s (80%)	Russia
Servicio Pan Americano de Proteccion C.A. (61%, BICV is beneficial owner)	Venezuela
Aeropanamericano, C.A. (61%)	Venezuela
Aero Sky Panama, S.A. (61%)	Panama
Artes Graficas Avanzadas 98, C.A. (61%)	Venezuela
Blindados de Zulia Occidente, C.A. (61%)	Venezuela
Blindados de Oriente, S.A. (61%)	Venezuela
Blindados Panamericanos, S.A. (61%)	Venezuela
Blindados Centro Occidente, S.A. (61%)	Venezuela
Bolivar Business S.A. (61%)	Panama
Domesa Courier Corporation (61%)	Florida
Panamerican Protective Service Sint Maarten, N.V. (61%)	Neth. Antilles
Radio Llamadas Panamá, S.A. (61%)	Panama
Servicio Panamericano de Protección Curacao, N.V. (61%)	Neth. Antilles
Domesa Curacao, N.V. (61%)	Neth. Antilles
Domesa Servicio Pan Americano de Proteccion
Brink’s Aruba, N.V. (61%)	Neth. Antilles
Servicio Panamericano de Vigilancia Curacao, N.V. (61%)	Neth. Antilles
Documentos Mercantiles, S.A. (61%)	Venezuela

Jurisdiction
Company	of Incorporation

Instituto Panamericano, C.A. (61%)	Venezuela
Intergráficas Panamá, S.A. (61%)	Panama
Panamericana de Vigilancia, S.A. (61%)	Venezuela
Transportes Expresos, C.A. (61%)	Venezuela
Brink’s Panamá S.A.	Panama
Inmobiliaria Brink’s Panamá S.A.	Panama
Brink's Poland Security Services Sp.zo.o.	Poland
Brink’s Puerto Rico, Inc.	Puerto Rico
Brink’s International Holdings AG	Switzerland
Brink’s France SAS	France
Altair Securite	France
Brink’s (Mauritius) Ltd	Mauritius
Brink’s Antilles Guyane S.A.R.L.	Guadeloupe
Brink’s Contrôle Sécurité Réunion S.A.R.L.	St. Denis
Brink’s Évolution S.A.R.L.	France
Brink’s Formation S.A.R.L.	France
Brink’s Guard S.A.R.L.	France
Brink's Guarding Maroc S.A.S.	Morocco
Brink’s Madagascar S.A. (60%)	Madagascar
Brink’s Maroc S.A.	Morocco
Brink’s Qatar L.L.C. (49%)	Qatar
Brink’s Réunion S.A.R.L.	St. Denis
Brink’s Security Services SAS	France
Cyrasa Servicios de Control SA	Spain
Maartenval NV	Neth. Antilles
Protecval S.A.R.L.	France
Security & Risk Management Training Centre Ltd	Mauritius
Brink’s Kenya Limited	Kenya
Brink’s Switzerland Ltd.	Switzerland
Brink’s Diamond & Jewelry Services BVBA	Belgium
Transpar – Brink’s ATM Ltda.	Brazil
BGS – Agenciamento de Carga e Despacho Aduaneiro Ltda.	Brazil
Brink’s-Seguranca e Transporte de Valores Ltda.	Brazil
BVA-Brink’s Valores Agregados Ltda.	Brazil
Brink’s Hong Kong Limited	Hong Kong
Brink’s Security Transportation (Shanghai) Company Limited	China
Brink’s Global Services Korea Limited – Yunan Hoesa Brink’s Global (80%)	Korea
Brink’s Nederland B.V.	Netherlands
Brink’s Geldverwerking B.V.	Netherlands
Brink’s Security Services B.V.	Netherlands
Brink’s Singapore Pte Ltd	Singapore
Brinks (Southern Africa) (Proprietary) Limited	South Africa
Brinks Armoured Security Services (Proprietary) Limited	South Africa
ePago International Inc.	Panama
Brink’s e-Pago Tecnologia Ltda.	Brazil
Corporación ePago de Venezuela, C.A.	Venezuela
e-Pago de Colombia S.A. (75%)	Colombia
Brink’s Global Services (BGS) Botswana (Proprietary) Limited	Botswana
ICD Limited (55%)	China
Asia Security Products Limited (55%)	Hong Kong
ICD Americas, Inc. (55%)	Florida
ICD Engineering (Beijing) Co., Ltd. (55%)	China
ICD Security Solutions Pty Ltd (55%)	Australia
ICD Security Solutions (Beijing) Ltd. (55%)	China
ICD Security Solutions (HK) Limited (55%)	Hong Kong
ICD Security Solutions (India) Private Ltd. (55%)	India
ICD Security Solutions Pte. Ltd. (55%)	Singapore
Brink’s Macau Limited	Macao
Brink’s Taiwan Security Limited	Taiwan
Brink’s (Thailand) Limited (40%)	Thailand
Brink’s Guvenlik Hizmetleri Anonim Sirketi	Turkey
Brink’s Europe Limited	U.K.

Jurisdition
Company	of Incorporation

Brink’s (UK) Limited	U.K.
Brink’s Commercial Services Limited	U.K.
Brink’s Diamond & Jewellery Services Limited	U.K.
Brink’s Limited	U.K.
Brink’s (Scotland) Limited	U.K.
Brink’s Limited (Bahrain) EC	Bahrain
Brink’s Security Limited	U.K.
Quarrycast Commercial Limited	U.K.
Brink’s Global Services, Ltd.	U.K.
Tepuy Inmobiliaria VII, C.A.	Venezuela
BAX Holding Company	Virginia
Brink’s Administrative Services Inc.	Delaware
Pittston Minerals Group Inc.	Virginia
Pittston Coal Company	Delaware
Heartland Coal Company	Delaware
Maxxim Rebuild Company, Inc.	Delaware
Pittston Forest Products, Inc.	Virginia
Addington, Inc.	Kentucky
Appalachian Mining, Inc.	West Virginia
Molloy Mining, Inc.	West Virginia
Vandalia Resources, Inc.	West Virginia
Pittston Coal Management Company	Virginia
Pittston Coal Terminal Corporation	Virginia
Pyxis Resources Company	Virginia
HICA Corporation	Kentucky
Holston Mining, Inc.	West Virginia
Motivation Coal Company	Virginia
Paramont Coal Corporation	Delaware
Sheridan-Wyoming Coal Company, Incorporated	Delaware
Thames Development Ltd.	Virginia
Buffalo Mining Company	West Virginia
Clinchfield Coal Company	Virginia
Dante Coal Company	Virginia
Eastern Coal Corporation	West Virginia
Elkay Mining Company	West Virginia
Jewell Ridge Coal Corporation	Virginia
Kentland-Elkhorn Coal Corporation	Kentucky
Meadow River Coal Company	Kentucky
Pittston Coal Group, Inc.	Virginia
Ranger Fuel Corporation	West Virginia
Sea “B” Mining Company	Virginia
Pittston Mineral Ventures Company	Delaware
PMV Gold Company	Delaware
Pittston Mineral Ventures International Ltd.	Delaware
Mineral Ventures of Australia Pty Ltd.	Australia
Western Australian Minerals Company Pty Ltd	Australia

NOTE:  Subsidiaries that are not majority owned do not constitute “Subsidiaries” for the purposes of this Schedule.  They have been left on the Schedule so as to make the ownership structure clear.